Exhibit 10.18

PURCHASE AND SALE AGREEMENT

THIS AGREEMENT made this 20th day of December, 2018, by and between HSBC BANK USA, NATIONAL ASSOCIATION, a bank organized under the laws of the United States with offices located at 452 Fifth Avenue, New York, New York 10018 (“HSBC”), and QUALITY GOLD, INC., an Ohio corporation with a place of business at 500 Quality Boulevard, Fairfield, Ohio 45014 (“Quality Gold”) and MTM, INC., a Delaware corporation with a place of business at 115 West 30th Street, New York, New York 10001-4010 (“MTM”) (Quality Gold and MTM are hereinafter sometimes collectively referred to herein as the “Sellers” and, singly, as a “Seller”).

W I T N E S S E T H T H A T:

WHEREAS, the Sellers wish to sell gold, silver, platinum and palladium (“Precious Metal”) to HSBC; and HSBC wishes to purchase said Precious Metal from the Sellers; and

NOW, THEREFORE, for value received, in consideration of the premises and of the mutual promises hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties do hereby agree as follows:

1.             Purchase and Sale. The Sellers hereby agree to sell to HSBC and HSBC hereby agrees to purchase from Sellers, on the terms and conditions hereinafter contained, the following (all of the property described in this Section 1 is hereinafter collectively referred to as the “Precious Metal Inventory”):

45,041.131	fine troy ounces of gold
86,224.776	fine troy ounces of silver
0	fine troy ounces of platinum
0	fine troy ounces of palladium

For the purposes of Section 1, the term “troy ounces” shall mean the fine troy ounce content contained in Sellers' inventory determined at a degree of fineness of not less than 99.5%, in the case of gold, platinum and palladium, and 99.90%, in the case of silver

2.             Purchase Price. In consideration of the transfer of the Precious Metal Inventory by Sellers to HSBC and in accordance with the instructions of the Sellers, HSBC shall deliver 45,041.131 fine troy ounces of gold, 86,224.776 fine troy ounces of silver, 0 fine troy ounces of platinum, and 0 fine troy ounces of palladium to The Bank of Nova Scotia (the “Purchase Consideration”). Nothing in this Section 2 or elsewhere in this Agreement shall affect the passage to HSBC of title to the Precious Metal Inventory, which title the parties intend, and shall be deemed, to pass on the date of the Bill of Sale hereinafter described.

3.             Conditions Precedent to Sale. The obligation of HSBC to purchase the Precious Metal Inventory is subject to the following conditions precedent:

(a)	Sellers shall have executed and delivered to HSBC a Bill of Sale (the “Bill of Sale”) covering and describing the Precious Metal Inventory in a form acceptable to HSBC.

(b)	The representations and warranties of Sellers set forth in Section 4 hereof and in the Bill of Sale shall be true and correct on and as of the date hereof and the date of sale of the Precious Metal Inventory to HSBC.

4.             Representations and Warranties. Sellers hereby represent and warrant to HSBC that:

(a)	The Sellers are each duly organized, validly existing and in good standing under the laws of its state of organization and each Seller has the corporate power to execute and deliver and perform its obligations under this Agreement and the Bill of Sale. A

(b)	The execution and delivery and performance by Sellers of their obligations under this Agreement and the Bill of Sale have been duly authorized by all requisite corporate action.

(c)	Sellers are the lawful owner of, and have absolute title to, the Precious Metal Inventory free and clear of all claims, liens, security interests, encumbrances and all other defects of title or of any kind whatsoever except in favor of The Bank of Nova Scotia.

(d)	Sellers have the right, power and authority to sell the Precious Metal Inventory and have not made or contracted to make any prior sale, assignment or transfer of any item of Precious Metal Inventory to any person, firm or corporation.

5.             Consignment of the Precious Metal Inventory. The parties hereto intend that, contemporaneously with the execution and delivery of the Bill of Sale, HSBC shall consign the Precious Metal to the Sellers AS IS AND WHERE IS pursuant to the terms of a certain Consignment Agreement dated as of the date hereof between the Sellers and HSBC.

6.             Governing Law. This Agreement shall be governed by and shall be construed in accordance with the laws of the State of New York.

*The next page is a signature page*

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the date first above written.

WITNESS:	QUALITY GOLD, INC.

/s/ Dennis Horn	By:	/s/ Michael Langhammer
	Title:	CEO

MTM, INC.

/s/ Dennis Horn	By:	/s/ Michael Langhammer
	Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

	By:	/s/ A. Marinaro
	Title:	V.P.

[Signature page to Purchase and Sale Agreement]